SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 25, 2006

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Convergys Corporation

Item 2.02. Results of Operations and Financial Conditions

On April 25, 2006 Convergys Corporation reported its results for the first quarter ended March 31, 2006. The earnings release for the first quarter ended March 31, 2006 is attached as Exhibit 99.1. The attached exhibit is furnished pursuant to Item 9.01 of Form 8-K.

The earnings release contains non-GAAP financial measures, including free cash flow, pro forma net income and diluted earnings per share, and revenues excluding Cingular, which are not prepared in accordance with GAAP. A reconciliation of these non-GAAP measures to the comparable GAAP measures is included in the financial tables that are part of the earnings release. These non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. They are presented because Convergys Corporation management uses this information when evaluating the company’s results of operations and cash flow and believes that this information provides the users of the financial statements with an additional and useful comparison of the company’s current results of operations and cash flows with past and future periods.

Item 8.01 Other Events

As set forth in the April 25, 2006 earnings release, Convergys Corporation has provided a revenue growth estimate for fiscal year 2006, increased full year earnings per share (“EPS”) guidance and provided 2006 EPS guidance for the second quarter of fiscal year 2006 as follows:

•	For fiscal year 2006, Convergys Corporation expects revenue growth in excess of 5%.

•	For fiscal year 2006, Convergys Corporation expects earnings per share (determined in accordance with GAAP) of at least $1.09 per share. Excluding non-cash stock compensation expense, the company expects EPS (a non-GAAP measure) to be at least $1.22.

•	For the second quarter 2006, Convergys Corporation expects EPS (determined in accordance with GAAP) to be $0.24 to $0.26. Excluding non-cash stock compensation expense, the company expects EPS (a non-GAAP measure) to be $0.27 to $0.29.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits:

99.1	Earnings Release of Convergys Corporation dated April 25, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ William H. Hawkins II
William H. Hawkins II
Senior Vice President, General Counsel
and Secretary

Date: April 25, 2006

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EXHIBIT INDEX

Exhibit No.
99.1	Earnings Release of Convergys Corporation dated April 25, 2006